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                                                                    EXHIBIT 8.02


                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]



                                 June 25, 1998



Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas  76102

Ladies and Gentlemen:

         On October 16, 1997, Crescent Real Estate Equities Company ("Crescent Equities") filed a registration statement on Form S-3, No. 333-38071, with the Securities and Exchange Commission, which was declared effective on October 29, 1997. Such registration statement (the "Registration Statement") includes a prospectus supplement dated June 24, 1998 (the "Prospectus Supplement") to the prospectus dated December 12, 1997 contained in the Registration Statement (the "Prospectus"). We have acted as special tax counsel to Crescent Equities in connection with the Prospectus Supplement. Capitalized terms used hereunder but not defined have the meaning ascribed to them in the Prospectus Supplement.

        In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including the Prospectus Supplement, and our conclusions are based upon the facts contained in the Prospectus Supplement. The initial and continuing accuracy of these facts constitutes an integral basis for the opinion expressed herein.

        In our opinion, the discussion contained in the Prospectus Supplement in the subsection entitled "Federal Income Tax Considerations - State and
Local Taxes" accurately summarizes the Texas franchise tax matters that are likely to be material to a holder of preferred shares or common shares of Crescent Equities as of the date of the Prospectus Supplement. The foregoing opinion is limited to the specific matter covered hereby and does not apply to any other matters discussed under the heading "Federal Income Tax Considerations." This opinion is based upon existing State of Texas statutes and regulations and positions of the Texas State Comptroller of Public Accounts as of the date hereof, all of which are subject to change, both retroactively or prospectively.

        This opinion is furnished to you solely for use in connection with the Prospectus Supplement. We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus

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Crescent Real Estate Equities Company
June 25, 1998
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Supplement under the caption "Federal Income Tax Considerations - State and
Local Taxes" and "Legal Matters". In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By: /s/ C. RONALD KALTEYER
                                            ----------------------------
                                                C. Ronald Kalteyer